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                                                                     EXHIBIT 5.1




              [Letterhead of Skadden, Arps, Slate, Meagher & Flom]




                               December 11, 1995




Cooper Industries, Inc.
Suite 4000, First City Tower
1001 Fannin
Houston, TX 77002

               Re:  Registration Statement on Form S-3 of
                    Cooper Industries, Inc. (file no. 33-63457)

Ladies and Gentlemen:

          We have acted as special counsel to Cooper Industries, Inc., an
Ohio corporation (the "Company"), in connection with the public offering
(the "Offering") by the Company of its    % Exchangeable Notes Due            ,
1998 (the "Notes"). The Notes are to be issued pursuant to the Indenture, as supplemented by the First Supplemental Indenture (as so supplemented, the "Indenture"), to be entered into between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee").

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration
No. 33-63457) relating to the Notes, as filed with the Securities and Exchange Commission (the "Commission") on October 17, 1995, as amended by Amendment No. 1 thereto, as filed with the Commission on November 24, 1995 and Amendment No. 2 thereto, as filed with the Commission on November 30, 1995
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Cooper Industries, Inc.
December 11, 1995
Page 2


(such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Salomon Brothers Inc, Merrill Lynch & Co. and Schroder
Wertheim & Co. Incorporated, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Notes filed as an exhibit to the Registration Statement; and (v) the Statement of Eligibility and Qualification on Form T-1 of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed (a) the due authorization by all requisite action, corporate or other, execution and delivery by such parties of such documents and the taking of all other requisite action by the parties thereto and (b) except as to the Company with respect to the Indenture and the Notes, the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        In rendering the opinion set forth below, we have assumed that (a) the execution and delivery by the Company of the Indenture and the DECS and the performance by the Company of its obligations thereunder do not and will not violate or conflict with any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or any applicable, judgment, order or decree and (b) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the DECS by the Underwriters and such other approvals as have been obtained.


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Cooper Industries, Inc.
December 11, 1995
Page 3



          Members of our firm are admitted to the Bar of the State of New York and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the issuance and sale of the Notes has been duly authorized by requisite corporate action on the part of the Company; (iii) the Indenture and the Underwriting Agreement have been duly authorized, executed and delivered; and (iv) the Notes have been duly authorized, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of